Exhibit 4(c). Description of Securities.

As of the date of the Annual Report on Form 10-K of which this exhibit is a part, American Electric Power Company, Inc. (the “Company”) has two classes of securities registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) our common stock, par value $6.50 per share, and (2) our 6.125% Equity Units.

Description of Common Stock

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation, as amended and our By-Laws, each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this exhibit is a part. We encourage you to read our Certificate of Incorporation, our By-Laws and the applicable provisions of New York Business Corporation Law for additional information..

Our authorized capital stock currently consists of 600,000,000 shares of common stock, par value $6.50 per share. ____,____,____ shares of our common stock were issued and outstanding as of February ___, 2020. Our common stock is listed on the New York Stock Exchange. Computershare Trust Company, N.A., P.O. Box 43081, Providence, Rhode Island 02940-3081, is the transfer agent and registrar for our common stock.

Dividend Rights

The holders of our common stock are entitled to receive the dividends declared by our board of directors provided funds are legally available for such dividends. Our income derives from our common stock equity in the earnings of our subsidiaries. Various financing arrangements and regulatory requirements may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Voting Rights

The holders of our common stock are entitled to one vote for each share of common stock held.

Rights Upon Liquidation

If we are liquidated, holders of our common stock will be entitled to receive pro rata all assets available for distribution to our shareholders after payment of our liabilities, including liquidation expenses.

Pre-emptive Rights

The holders of our common stock, whether heretofore or hereafter issued, have no preemptive rights with respect to (1) any shares of the corporation of any class or series, or (2) any other security of the corporation convertible into or carrying rights or options to purchase such shares.

Restrictions on Dealing with Existing Shareholders

We are subject to Section 513 of New York's Business Corporation Law, which provides that no domestic corporation may purchase or agree to purchase more than 10% of its stock from a shareholder who has held the shares for less than two years at any price that is higher than the market price unless the transaction is approved by both the corporation's board of directors and a majority of the votes of all outstanding shares entitled to vote thereon at a meeting of shareholders, unless the Certificate of Incorporation requires a greater percentage of the votes of the outstanding shares to approve or the corporation offers to purchase shares from all the holders on the same terms. Our Certificate of Incorporation does not currently provide for a higher percentage.

Description of Equity Units

In this Description of the Equity Units, “AEP,” “we”,” “us,” “our” and the “Company” refer only to American Electric Power Company, Inc. and any successor obligor, and not to any of its subsidiaries.

The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the Notes set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Junior Subordinated Debentures” in this prospectus supplement, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Junior Subordinated Debentures- Ranking”), the supplemental indenture (as defined under “Description of the Junior Subordinated Debentures-Ranking”), the Notes and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.

General

We will issue the Equity Units under the purchase contract and pledge agreement among us and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary. The Equity Units may be either Corporate Units or Treasury Units. The Equity Units will initially consist of 14,000,000 Corporate Units (or 16,100,000 Corporate Units if the underwriters exercise their option to purchase additional Corporate Units in full), each with a stated amount of $50.00.

Each Corporate Unit offered will consist of:

•	a purchase contract under which

•
the holder will agree to purchase from us, and we will agree to sell to the holder, on March 15, 2022 (or if such day is not a business day, the following business day), which we refer to as the “purchase contract settlement date,” or earlier upon early settlement, for $50.00, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts-Purchase of Common Stock,” “Description of the Purchase Contracts-Early Settlement” or “Description of the Purchase Contracts-Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•	we will pay the holder quarterly contract adjustment payments at the rate of 2.725% per year on the stated amount of $50.00, or $1.3625 per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts-Contract Adjustment Payments,” and
either:

•
a 1/20 undivided beneficial ownership interest in a $1,000 principal amount 3.40% junior subordinated debenture due 2024 issued by us, and under which we will pay to the holder 1/20 of the interest payment on a $1,000 principal amount Note at the initial rate of 3.40%, or $34.00 per year per $1,000 principal amount of Notes, subject to our right to defer such interest payments as described under “Description of the Junior Subordinated Debentures-Option to Defer Interest Payments;” or

•	following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.”

“Applicable ownership interest” means, with respect to the Treasury portfolio,
(1)a 1/20 undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

(2)for the scheduled interest payment occurring on the purchase contract settlement date, a 0.0425% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) above. If the provisions set forth in this paragraph apply, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the Note or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50.00 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.
Creating Treasury Units by Substituting a Treasury Security for a Note

Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 20 Treasury Units by substituting for a Note a zero-coupon U.S. Treasury security (for example, CUSIP No. 912820ZW0) with a principal amount at maturity equal to $1,000 and maturing on February 15, 2022, which we refer to as a “Treasury security.” This substitution would create 20 Treasury Units and the Note would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because Treasury securities and Notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.

Each Treasury Unit will consist of:

•	a purchase contract under which

•
the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50.00, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
we will pay the holder quarterly contract adjustment payments at the rate of 2.725% per year on the stated amount of $50.00, or $1.3625 per year, subject to our right to defer the contract adjustment payments; and

•	a 1/20 undivided beneficial ownership interest in a Treasury security.

The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.
The term “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.
The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.
To create 20 Treasury Units, a holder is required to:

•
deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related Note.

Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related Note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Corporate Units;

•	transfer the related Note to the holder; and

•	deliver 20 Treasury Units to the holder.

The Treasury security will be substituted for the Note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Note thereafter will trade and be transferable separately from the Treasury Units.
Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement-Miscellaneous.”
Recreating Corporate Units

Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent a Note having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because Treasury securities and Notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.
To recreate 20 Corporate Units, a holder is required to:

•
deposit with the collateral agent a Note having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a Note having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

Upon receiving instructions from the purchase contract agent and receipt of the Note having a principal amount of $1,000, the collateral agent will promptly release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.

The $1,000 principal amount Note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.
Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent)

attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement-Miscellaneous.”
Payments on the Equity Units

Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of 2.725% per year on the stated amount of $50.00 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing June 15, 2019. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts-Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts-Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts-Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the Notes (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 3.40% per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the Notes that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate Notes for as long as they hold the Notes.
We have the right to defer payment of quarterly contract adjustment payments and of interest on the Notes as described under “Description of the Purchase Contracts-Contract Adjustment Payments” and “Description of the Junior Subordinated Debentures-Option to Defer Interest Payments,” respectively.
Listing

We intend to apply to list the Corporate Units on the New York Stock Exchange and expect trading to commence within 30 days of the initial issuance of the Corporate Units under the symbol “AEPPRB.” Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “-Creating Treasury Units by Substituting a Treasury Security for a Note” or “-Recreating Corporate Units,” neither the Note or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The Note or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or Notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may endeavor to cause the Treasury Units or Notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange. However, there can be no assurance that we will list the Treasury Units or the Notes.

Ranking

The Notes, which are included in the Equity Units, will be our junior subordinated obligations, subordinated to our existing and future Senior Indebtedness (as defined under “Description of the Junior Subordinated Debentures-Subordination”). The Notes will be issued under our subordinated indenture and the supplemental indenture (each defined under “Description of the Junior Subordinated Debentures- Ranking”).
In addition, our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Senior Indebtedness (as defined under “Description of the Junior Subordinated Debentures-Subordination”).
The Notes and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.
Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the Notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the Notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us.
Voting and Certain Other Rights

Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.
Agreed Tax Treatment

Each beneficial owner of an Equity Unit, by acceptance of a beneficial interest therein, will be deemed to have agreed for U.S. federal, state and local income tax purposes (unless otherwise required by any taxing authority) (1) to treat itself as the owner, separately, of each of the applicable purchase contract and the related Note or the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, (2) to treat the Note as indebtedness that is a “contingent payment debt instrument” (as that term is used in U.S. Treasury regulations section 1.1275-4), (3) to be bound by our determination of the comparable yield and payment schedule with respect to the Note, and (4) to allocate, as of the issue date, 100.00% of the purchase price paid for the Corporate Units to its ownership interest in the Note and 0.00% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0.00 and the beneficial owner’s initial tax basis in each Note as $50.00. This position will beinding on each beneficial owner of each Equity Unit, but not on the IRS. See “Certain United States Federal Income and Estate Tax Consequences.”

Repurchase of the Equity Units

We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law, provided that any of the Equity Units repurchased by us will be cancelled.
DESCRIPTION OF THE PURCHASE CONTRACTS

The following is a summary of some of the terms of the purchase contracts. The purchase contracts will be issued pursuant to the purchase contract and pledge agreement among us, the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary. The summaries of the purchase contracts and the purchase contract and pledge agreement contain a description of the material terms of the contracts but are only summaries and are not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, the subordinated indenture (as defined under “Description of the Junior Subordinated Debentures-Ranking”), the supplemental indenture (as defined under “Description of the Junior Subordinated Debentures-Ranking”), the Notes and the form of remarketing agreement, including the definitions of certain terms used therein, forms of which have been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.
Purchase of Common Stock

Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on March 15, 2022 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50.00 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “-Anti-dilution Adjustments” below:
(1)If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $99.5818, the settlement rate will be 0.5021 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”).

Accordingly, if the market price for our common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(2)If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $82.98, which will be the closing price of our common stock on the New York Stock Exchange on the date the Equity Units are priced in this offering, the settlement rate will be a number of shares of our common stock equal to $50.00 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the market price for the common stock increases between the date of this prospectus supplement and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
(3)If the applicable market value of our common stock is less than or equal to the reference price of $82.98, the settlement rate will be 0.6026 shares of our common stock, which is equal to the stated amount divided by the reference price (we refer to this settlement rate as the “maximum settlement rate”).

Accordingly, if the market price for the common stock decreases between the date of this prospectus supplement and the period during which the applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
The threshold appreciation price is equal to $50.00 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $99.5818.
If you elect to settle your purchase contract early in the manner described under “-Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be 0.5021, the minimum settlement rate, subject to adjustment as described under “-Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “-Early Settlement Upon a Fundamental Change.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”
The “applicable market value” means the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page AEP <EQUITY> AQR (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).
A “trading day” means, for purposes of determining a VWAP or closing price, a day (1) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (2) on which there has not occurred or does not exist a market disruption event.

A “market disruption event” means any of the following events:

•
any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining a VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or option contracts relating to our common stock on the relevant exchange or quotation system; or

•
any event (other than a failure to open or, except for purposes of determining a VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining a VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•
the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining a VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.
If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.
We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.
Unless:

•
a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “-Early Settlement” or “-Early Settlement Upon a Fundamental Change;”

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “-Notice to Settle with Cash;” or

•	an event described under “-Termination” has occurred;

then, on the purchase contract settlement date,

•
in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “-Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts;

•
in the case of Corporate Units where the Treasury portfolio or cash has replaced the Notes as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50.00 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•
 in the case of Corporate Units where the Notes have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•
in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.

Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.
By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•
irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•
agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•
consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in Notes, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest,” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•
agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the Notes, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above.

Remarketing

We have agreed to enter into a remarketing agreement with one or more remarketing agents, the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the optional remarketing period.
During a blackout period that relates to each remarketing period:

•	you may not settle a purchase contract early;

•	you may not create Treasury Units; and

•	you may not recreate Corporate Units from Treasury Units.

We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the Notes that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate Notes whose holders have elected to participate in the remarketing, as described under “Description of the Junior Subordinated Debentures-Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed.
In consultation with the remarketing agent and without the consent of any holders of Notes, we may elect (but shall not be required to elect) to remarket the Notes as fixed-rate Notes or floating-rate Notes and, in the case of floating-rate Notes, provide that the interest on the Notes will be equal to an index rate determined by the Company plus a spread determined by the remarketing agent, in consultation with the Company, in which case interest on the Notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate Notes bearing interest at a rate based on such index rate).
All such modifications shall take effect only if the remarketing is successful, without the consent of the holders, upon the earlier of the optional remarketing settlement date and the purchase contract settlement date, and will apply to all of the Notes whether or not included in the remarketing. See “Description of the Junior Subordinated Debentures-Remarketing.” If we conduct an optional remarketing that is not successful, we may change the elections described above prior to the final remarketing period.
In order to remarket the Notes, the remarketing agent, in consultation with us, may reset the interest rate on the Notes (either upward or downward), or if the Notes are remarketed as floating-rate Notes, determine the interest rate spread applicable to the Notes, in order to produce the required price in the remarketing, as discussed under “-Optional Remarketing” and “-Final Remarketing” below. The interest deferral provisions of the Notes will not apply after a successful remarketing.
We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the Notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).
We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose Notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.
Optional Remarketing

Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the Notes over a period selected by us that begins on or after December 13, 2021 (the third business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends any time on or before February 24, 2022 (the eighth calendar day immediately preceding the first day of the final remarketing period). We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the Notes are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units and any separate Notes whose holders have elected to participate in the optional remarketing, as described under “Description of the Junior Subordinated Debentures-Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes that results in proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate Notes purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the Notes remarketed as fixed-rate Notes, or determine the interest rate spread for the Notes remarketed as floating-rate Notes, as described under “Description of the Junior Subordinated Debentures-Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of our election to conduct an optional remarketing no later than five business days prior to the date we begin the optional remarketing.

Notwithstanding anything in this prospectus supplement to the contrary, we may not elect to conduct an optional remarketing if we are then deferring interest on the Notes. See “Description of the Junior Subordinated Debentures-Option to Defer Interest Payments.”
An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the Treasury portfolio purchase price and the separate Notes purchase price.
Following a successful optional remarketing of the Notes, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the Notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate Notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate Notes.
If we elect to conduct an optional remarketing and the remarketing is successful:

•
settlement with respect to the remarketed Notes will occur on the second business day following the optional remarketing date, unless the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•
the interest rate on the Notes will be reset, or, if we remarketed the Notes as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;

•	except in the case when the Notes are remarketed as floating-rate Notes, interest on the Notes will be payable semi-annually;

•	the interest deferral provisions will cease to apply to the Notes;

•	the other modifications to the terms of the Notes, as described under “-Remarketing,” will become effective;

•
after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•	you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.

If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the Notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the Notes during the final remarketing period.
For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.
Following a successful optional remarketing, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Notes underlying the undivided beneficial ownership interests in Notes included in the Corporate Units on the optional remarketing date; and

•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Notes underlying the undivided beneficial ownership interests in Notes included in the Corporate Units on the optional remarketing date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.
The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in Notes that are components of the Corporate Units and the portion of the Treasury portfolio described in the first bullet will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50.00 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portion of the Treasury portfolio described in the second bullet, which will equal the interest payment (without reference to the reset of the interest rate) that would have been paid on the Notes that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.
If we elect to remarket the Notes during the optional remarketing period and a successful remarketing has not occurred on or prior to February 24, 2022 (the last day of the optional remarketing period), we will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the Notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.
On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.

Final Remarketing

Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the Notes during the five business day period ending on, and including, March 10, 2022 (the third business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the Notes are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate Notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes to be remarketed that results in proceeds of at least 100% of the principal amount of all the Notes offered in the remarketing. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on the Notes if the Notes are remarketed as fixed-rate Notes, or determine the interest rate spread on the Notes if the Notes are remarketed as floating-rate Notes, as described under “Description of the Junior Subordinated Debentures-Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate Notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate Notes in the case of a failed remarketing if a holder of separate Notes wishes to exercise its right to put its Notes to us as described below and under “Description of the Junior Subordinated Debentures-Put Option upon Failed Remarketing.” We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.
A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the aggregate principal amount of all the Notes offered in the remarketing.
If the final remarketing is successful:

•	settlement with respect to the remarketed Notes will occur on the purchase contract settlement date;

•
the interest rate of the Notes will be reset, or, if the Notes are remarketed as floating-rate Notes, the interest rate spread will be determined, by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Junior Subordinated Debentures-Interest Rate Reset” below;

•	the other modifications to the terms of the Notes, as described under “-Remarketing,” will become effective; and

•
the collateral agent will remit the portion of the proceeds equal to the total principal amount of the Notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, any excess proceeds attributable to Notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such Notes and proceeds from the final remarketing attributable to the separate Notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate Notes.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, or there has been a successful optional remarketing, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “-Notice to Settle with Cash.” The Notes of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of Notes that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Junior Subordinated Debentures-Remarketing of Notes That Are Not Included in Corporate Units.”
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the Notes during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the Notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all Notes will have the right to put their Notes to us for an amount equal to the principal amount of their Notes (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent, and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the Notes underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “-Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50.00 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related Notes underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.

If a successful final remarketing has not occurred on or prior to March 10, 2022 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the Notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
Early Settlement

Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the Notes as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 40,000 Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50.00 times the number of purchase contracts being settled; plus

•
if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by standing arrangements between the depository and the purchase contract agent.
The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect with respect to the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.
Upon early settlement, except as described below in “-Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of 0.5021 shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “-Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “-Anti-dilution Adjustments” below. We will cause, no later than the second business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related Notes or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.
If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50.00 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.
Early Settlement Upon a Fundamental Change

If a “fundamental change” (as defined below) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value were determined, for such purpose, based on the market value averaging period starting on the 23rd scheduled trading day prior to the fundamental change early settlement date and ending on the third scheduled trading day immediately preceding the fundamental change early settlement date, plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”
If 20 trading days for our common stock have not occurred during the deemed market value averaging period referred to in the preceding paragraph, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the fundamental change early settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
We will provide each of the holders with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of such notice and one business day before the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period, which will be the 23rd scheduled trading day prior to the fundamental change early settlement date, the reference price, the threshold appreciation price and the fixed settlement rates, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third scheduled trading day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50.00 for each purchase contract being settled in immediately available funds.
A “fundamental change” will be deemed to have occurred if any of the following occurs:
(1)a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, as in effect on the issue date of the Corporate Units, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2)(A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of our common stock), in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our wholly-owned subsidiaries;

(3)our common stock ceases to be listed on at least one of the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or the announcement by any of such exchanges on which our common stock is then listed or admitted for trading that our common stock will no longer be so listed or admitted for trading, unless our common stock has been accepted for listing or admitted for trading on another of such exchanges; or

(4)our shareholders approve our liquidation, dissolution or termination;

provided that a transaction or event or series of related transactions that constitute a fundamental change pursuant to both clauses (1) and (2) above will be deemed to constitute a fundamental change solely pursuant to clause (2) of this definition of “fundamental change.”
If you exercise the fundamental change early settlement right, we will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, we will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the Notes or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.
We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third scheduled trading day following the end of the fundamental change exercise period. We will provide each of the holders with a notice of any such extension and postponement at least 23 scheduled trading days prior to any such extension and postponement.
Unless the Treasury portfolio has replaced the Notes as a component of the Corporate Units as result of a successful remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the Notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 40,000 Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•
in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

•	otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

Stock Price on Effective Date
Effective Date	$30.00	$40.00	$50.00	$70.00	$82.98	$90.00	$99.58	$120.00	$140.00	$160.00	$180.00	$200.00	$220.00	$240.00	$260.00
3/19/2019	0.1277	0.0935	0.0722	0.0334	0.0000	0.0323	0.0664	0.0405	0.0291	0.0234	0.0197	0.0169	0.0147	0.0129	0.0113
3/15/2020	0.0848	0.0621	0.0482	0.0214	0.0000	0.0203	0.0527	0.0274	0.0190	0.0154	0.0131	0.0113	0.0098	0.0086	0.0075
3/15/2021	0.0436	0.0319	0.0249	0.0120	0.0000	0.0096	0.0368	0.0134	0.0095	0.0079	0.0068	0.0058	0.0051	0.0045	0.0039
3/15/2022	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.
Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “-Anti-dilution Adjustments.”
The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•
if the stock price is in excess of $260.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•
if the stock price is less than $30.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash

Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m., New York City time on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.
The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.
Upon receipt of the cash payment, the related Note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.
If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its Notes in the final remarketing, or to have exercised its put right (as described under “-Remarketing” above), in each case, as applicable.
Any cash received by the collateral agent upon cash settlement may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.
Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 2.725% of the stated amount of $50.00 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2019.
Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 30th day of the month immediately preceding the month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day) or if the Equity Units are held in book-entry form, the “record date” will be the business day immediately preceding the applicable payment date. These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement-Book-Entry System.”
If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.

For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.
Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness (as defined under “Description of the Junior Subordinated Debentures-Subordination”) and will rank on parity with the Notes.
We may, at our option and upon prior written notice to the purchase contract agent, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 6.125% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.
If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.
The restrictions listed above do not apply to:

(a)
purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)	any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)
the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(d)
dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of our capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(e)
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)
payments on the Notes, any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or

(g)
any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Anti-dilution Adjustments

Each fixed settlement rate will be subject to the following adjustments:
(1)Stock Dividends. If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator of which will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(2)Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such right, option, or warrant or other security), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.
For purposes of this clause (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by us for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.
(3)Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4)Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities or any rights, options or warrants (or similar securities) to subscribe for, purchase or otherwise acquire evidences of our indebtedness, other assets or property of ours or other securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which shall be the current market price of our common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

Notwithstanding the foregoing, if the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock exceeds the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.
In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which are or will, upon issuance, be listed on a U.S. securities exchange or quotation system, which we refer to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that dividend or distribution will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rate under the preceding paragraph will occur on:

•	the 10th trading day from and including the effective date of the spin-off; or

•	if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex-date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.
Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal U.S. securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.
If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex-date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.
If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(5)Cash Distributions. If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period in an amount that exceeds $0.67 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.

Notwithstanding the foregoing, if (1) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (2) the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.

The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.
If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.
(6)Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:

•	each fixed settlement rate by

•
a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by us of purchased shares (as defined below)), and (2) the denominator of which will be equal to the product of (a) the current market price on the date of the expiration time and (b) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by us in the terms of the tender offer or exchange offer, being referred to as the “purchased shares”).

For purposes of paragraphs (2) through (6) (except as otherwise expressly provided therein with respect to spin-offs) above, the “current market price” per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the “ex-date” with respect to the issuance or distribution requiring such computation. For purposes of paragraph (6) above, the last day of the measurement period shall be the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex-date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.
You may be treated as receiving a constructive distribution from us with respect to the purchase contract if (1) the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), your proportionate interest in our assets or earnings and profits is increased, and (2) the adjustment (or failure to adjust) is not made pursuant to a bona fide, reasonable anti-dilution formula. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, you will be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to you even though you will not receive any cash in connection with such adjustment. In addition, non-U.S. holders (as defined in “Certain United States Federal Income and Estate Tax Consequences”) may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax. See “Certain United States Federal Income and Estate Tax Consequences-U.S. Holders-Purchase Contracts” and “Certain United States Federal Income and Estate Tax Consequences-Non-U.S. Holders-Dividends.”
In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.
Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than each day of any market value averaging period and the time at which we are otherwise required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.
No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

The fixed settlement rates will not be adjusted (subject to our right to increase them if our board of directors deems it advisable as described in the third preceding paragraph):

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.

We will, as promptly as practicable after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units.
If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.
If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (1) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (2) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex-date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.
Reorganization Events

The following events are defined as “reorganization events”:

•
any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

•
any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of our common stock are exchanged for cash, securities or other property;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger or acquisition); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “-Termination”).

Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (1) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (2) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.
In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “-Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.
In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.
Termination

The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder

(including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).
Upon any termination event, the Equity Units will represent the right to receive the Notes underlying the undivided beneficial interest in the Notes, applicable ownership interests in the Treasury Portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders notice of such termination event and the collateral agent will release the related interests in the Notes, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the Notes, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000, the purchase contract agent may request that we issue Notes in denominations of $50.00 and integral multiples thereof in exchange for Notes in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the Notes will be subject to the equitable jurisdiction and powers of the bankruptcy court.
A “termination event” means any of the following events with respect to the Company:
(1)at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(2)at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(3)at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge

The undivided beneficial ownership interests in the Notes, or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio (as described under the first bullet of the definition of “Treasury portfolio”), that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•
in the case of Corporate Units, to substitute a Treasury security for the related Note, as provided under “Description of the Equity Units-Creating Treasury Units by Substituting a Treasury Security for a Note;”

•	in the case of Treasury Units, to substitute a Note for the related Treasury security, as provided under “Description of the Equity Units-Recreating Corporate Units;” and

•	upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.

Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the Notes as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related Notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the Notes as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.
Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement-General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT

In this Description of the Purchase Contract and Pledge Agreement, “AEP,” “we,” “us,” “our” and the “Company” refer only to American Electric Power Company, Inc. and any successor obligor, and not to any of its subsidiaries.
The following is a summary of some of the other terms of the purchase contract and pledge agreement. The summary contains a description of additional material terms of the agreement but is only a summary and is not complete. This summary is subject to and is qualified by reference to all the provisions of the purchase contract and pledge agreement, including the definitions of certain terms used therein, the form of which has been or will be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus supplement and the accompanying base prospectus form a part.
General

Payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice.
Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under “Description of the Purchase Contracts-Termination”) at the office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.
If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.
If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.
No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.
The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.
Modification

The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events;

•	to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement;

•
to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not materially and adversely affect the rights of any holders of Equity Units; and

•
to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet.

The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•
except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the rights of the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or remarketing agreement in any respect;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•
reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•
reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.
No Consent to Assumption

Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.
Consolidation, Merger and Conveyance of Assets as an Entirety

We will agree not to consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person unless (1) the person formed by such consolidation or into which we merge or the person which acquires by conveyance or transfer, or which leases, our property and assets, substantially as an entirety, is a person organized and existing under the laws of the United States, any state thereof or the District of Columbia, and expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the indenture by one or more supplemental agreements in form satisfactory to the purchase contract agent, the collateral agent and the notes trustee, executed and delivered to the purchase contract agent, the collateral agent and the notes trustee by such corporation, and (2) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.
In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).
Title

We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.

Replacement of Equity Unit Certificates

In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.
Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.
Governing Law

The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York.
Information Concerning the Purchase Contract Agent

The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.
The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
In addition to serving as the purchase contract agent, The Bank of New York Mellon Trust Company, N.A. will serve as the “notes trustee” for the Notes. We and certain of our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under our indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Information Concerning the Collateral Agent

The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.
The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
In addition to serving as the collateral agent, The Bank of New York Mellon Trust Company, N.A. will serve as the “notes trustee” for the Notes. We and certain of our affiliates maintain banking relationships with The Bank of New York Mellon Trust Company, N.A. or its affiliates. The Bank of New York Mellon Trust Company, N.A. also serves as trustee under our indentures under which we and certain of our affiliates have issued securities. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.
Miscellaneous

The purchase contract and pledge agreement will provide that we will, at all times prior to the purchase contract settlement date, reserve and keep available, free from preemptive rights, out of our authorized but unissued common stock the maximum number of shares of our common stock issuable against payment (including the maximum number of make-whole shares issuable upon a fundamental change early settlement) in respect of all purchase contracts included in the Corporate Units or Treasury Units evidenced by the outstanding certificates.
The purchase contract and pledge agreement will provide that we will pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity reasonably satisfactory to the purchase contract agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
The purchase contract and pledge agreement will also provide that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any Notes owed pursuant to such holder’s applicable ownership interests in Notes or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.